SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




Date of Report (Date of earliest event reported):   May 23, 1998

                               VIALOG CORPORATION
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             (Exact name of registrant as specified in its charter)


   Massachusetts                  333-44041                      04-3305282
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  (State or other                (Commission                  (I.R.S. Employer
    jurisdiction                 File Number)                Identification No.)
 of incorporation)



                    10 New England Business Center, Suite 302
                                Andover, MA 01810
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                    (Address of principal executive offices)



Registrant's telephone number, including area code    (978) 975-3700




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         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         On May 23, 1998, VIALOG Corporation ("VIALOG") entered into a definitive merger agreement (the "Merger Agreement") with A Business Conference Call, Inc. ("ABCC"), an independent provider of teleconferencing services based in Chaska, Minnesota. Pursuant to the terms of the Merger Agreement, VIALOG will acquire all of the outstanding capital stock of ABCC for approximately $14 million in cash. ABCC's 1997 revenues totaled approximately $5.7 million.

         The  closing  of  the  transactions   under  the  Merger  Agreement  is
contingent upon VIALOG and ABCC satisfying the conditions specified in the Merger Agreement.

         The press release announcing the Merger Agreement and the Merger Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

             99.1 Press Release regarding Merger Agreement dated May 28, 1998

             99.2 Agreement  and  Plan of  Reorganization  By and  Among  VIALOG
                  Corporation, ABC Acquisition Corporation, A Business Conference Call, Inc. and Daniel L. Barber and Robert M. Kalla dated as of May 23, 1998

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                              VIALOG CORPORATION


Date:  May 28, 1998                        By:   /s/  Glenn D. Bolduc
                                                 --------------------
                                                 Glenn D. Bolduc, President

                                  EXHIBIT INDEX

 Exhibit
 -------
  99.1        Press Release regarding Merger Agreement dated May 28, 1998

  99.2 Agreement and Plan of Reorganization By and Among ABC Acquisition Corporation, A Business Conference Call, Inc. and Daniel L. Barber and Robert M. Kalla dated as of May 23, 1998